Exhibit 99.1

For Immediate Release
   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
Dennard▪Lascar Associates: 713-529-6600
lelliott@DennardLascar.com/apearson@DennardLascar.com

Gastar Exploration Resumes Marcellus Shale Production at Reduced Rate Following Third-Party Pipeline Rupture

HOUSTON, April 10, 2014 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar”) reported today that production from its Marshall County, West Virginia operations resumed Wednesday night at reduced rates following a 4-1/2 day shut-in that resulted from the rupture Saturday morning of a natural gas pipeline operated by Williams Partners.
Gastar is currently producing at a gross rate of approximately 50 million cubic feet per day of natural gas (MMcf/day) from the Marcellus Shale formation, which is approximately 19 percent less than average daily production volumes in March. Gas production is now flowing into a larger pipeline Williams operates to the south of Gastar’s acreage that feeds the Ft. Beeler station.
Williams has informed the Company that it expects to complete repairs and resume normal pipeline operations in approximately three weeks.
Separately, Gastar announced that drilling operations on its first Utica/Point Pleasant well began on April 3, 2014. The Company expects to drill the Simms U-5H to a total vertical depth of 11,100 feet and drill a 4,200-foot lateral, followed by a 21-stage fracture stimulation. Assuming successful completion of this well, first sales are expected in July 2014.
About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar's principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus Shale in West Virginia and is also in the early stages of exploring and developing the Utica Shale in West Virginia and Hunton Limestone horizontal oil play in Oklahoma. For more information, visit Gastar's website at www.gastar.com.
Forward Looking Statements
This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "will," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar's Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission ("SEC"), available at the SEC's website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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